As filed with the Securities and Exchange Commission on November 7, 2000.

File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

INTERLAND, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	7389 (Primary Standard Industrial Classification Code Number)	58-1632664 (I.R.S. Employer Identification Number)

303 Peachtree Center Avenue, Suite 500 Atlanta, Georgia 30303 404-260-2477 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

H. Christopher Covington
Senior Vice President, General Counsel
303 Peachtree Center Avenue, Suite 500
Atlanta, Georgia 30303
404-260-2477
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Interland, Inc. Employee Stock Purchase Plan
(Full Title of the Plans)

Copies to:

David A. Stockton, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	540,000 shares	$4.625	$2,497,500	$659.34

(1)	Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on $4.625, the average of the high and low prices on the Nasdaq National Market on October 31, 2000.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION*.

ITEM 2.	REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*.

          *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:
(1)	The Registrant's Prospectus dated July 25, 2000, as supplemented July 26, 2000, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

(2)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Prospectus.

(3)

The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

(4)

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

                               Kilpatrick Stockton LLP, Atlanta, Georgia is passing on legal matters with respect to the validity common stock offered hereby. Kilpatrick Stockton LLP owns 16,764 shares of the Registrant's common stock
ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

                               The Registrant entered into indemnification agreements with each of its directors and executive officers. The form of indemnification agreement provides that the Registrant will indemnify its directors and executive officers for expenses incurred because of their status as a director or officer, to the fullest extent permitted by Georgia law, its articles of incorporation and bylaws.

                               The Registrant's bylaws provide for indemnification of its directors and officers with respect to any liability and reasonable expense incurred by such person in connection with any civil or criminal action, suit or proceeding to which such person was (or is made or threatened to be made) a party or is otherwise involved, by reason of the fact that such person is or was one of the Registrant's directors or officers, and such person acted in a manner he believed to be in good faith and not opposed to our best interests, and had no reasonable cause to believe that his conduct was unlawful. The Registrant's bylaws obligate it to indemnify each of its directors and officers to the extent that they are successful in the defense of any action, suit or proceeding. In addition, the Registrant's bylaws may obligate it, under some circumstances, to advance reasonable expenses incurred by each director or officer in the defense of any civil or criminal action, suit or proceeding for which indemnification may be sought. However, the Registrant may not indemnify any director or officer to the extent that they are adjudged liable to the Registrant, or liable for the receipt of an improper personal benefit. Under conditions described in the Registrant's bylaws, any determination with respect to indemnification will be made by the board of directors or a committee thereof, by special legal counsel appointed by the board of directors or a committee thereof, or by the Registrant's shareholders. The indemnification provided by the Registrant's bylaws may be available for liabilities arising in connection with this offering. To the extent that indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons under the Registrant's bylaws, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. At present there is no pending material litigation or proceeding involving any director, officer, employee or agent of the Registrant in which indemnification will be required or permitted.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description

4	Interland, Inc. Employee Stock Purchase Plan (Filed as Exhibit 10.12 of the Registrant's registration statement on Form S-1 (File No. 333-32556), incorporated hereby by reference)

4(b)*	Amendment No. 1 to the Interland, Inc. Employee Stock Purchase Plan

5*	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23*	Consent of Arthur Andersen LLP

24*	Powers of attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

* Filed herewith.

ITEM 9.	UNDERTAKINGS

                                  (a)          The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 (b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 (c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 7, 2000.

INTERLAND, INC.

By: /s/ Kenneth Gavranovic
Kenneth Gavranovic
President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Gavranovic as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 7, 2000.
/s/ Kenneth Gavranovic KENNETH GAVRANOVIC	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ David N. Gill DAVID N. GILL	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)
/s/ Clyde Heintzelman CLYDE HEINTZELMAN	Director
/s/ Andrew E. Jones ANDREW E. JONES	Director
/s/ Gregg A. Mockenhaupt GREGG A. MOCKENHAUPT	Director
/s/ Rahim Shah RAHIM SHAH	Director
/s/ William E. Whitmer WILLIAM E. WHITMER	Director
/s/ Frederick W. Field FREDERICK W. FIELD	Director

EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description

4	Interland, Inc. Employee Stock Purchase Plan (Filed as Exhibit 10.12 of the Registrant's registration statement on Form S-1 (File No. 333-32556), incorporated hereby by reference)

4(b)*	Amendment No. 1 to the Interland, Inc. Employee Stock Purchase Plan

5*	Opinion and Consent of Kilpatrick Stockton LLP, counsel to the Registrant

23*	Consent of Arthur Andersen LLP

24*	Powers of attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

* Filed herewith.